Exhibit 99.1

Trilogy Metals Announces Date of the Annual Shareholders Meeting

VANCOUVER, March 30, 2020 /CNW/ - Trilogy Metals Inc. (TSX / NYSE American: TMQ) ("Trilogy Metals" or "the Company") will hold the Company's 2020 Annual Meeting of the Shareholders ("AGM") on Thursday, May 28, 2020 at 9:00am Pacific Time at the offices of the Company, Suite 1150, 609 Granville Street, Vancouver, British Columbia.

Shareholders as of the record date of March 30, 2030 ("Record Date") will be eligible to vote at the AGM.  All current directors will stand for re-election at the AGM.  The Company's 2020 Management Information Circular, which contains information about all director nominees was filed today and is now available to the public.

Management Information Circular Filed With Regulators

Additional information about the director nominees can be found in the Company's 2020 Management Information Circular, which will be available on the Company's website, on the Company's profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov, and will be mailed to all shareholders as of the Record Date.

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company's shareholders in connection with the Company's 2020 annual meeting of shareholders. The Company has filed its definitive proxy statement with the SEC in connection with any such solicitation of proxies from the Company's shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Impact of COVID-19

Trilogy is carefully monitoring the public health impact of the coronavirus (COVID-19) on a daily basis, and may decide to modify the date, time or location of the AGM depending on the situation. While we understand this could disrupt the travel plans of those who plan to attend the AGM, our first priority is the health and safety of our communities, shareholders, employees and other stakeholders. In the event we decide to modify the date, time or location of the AGM, shareholders will be notified and provided with additional details in a press release, at our website page for the AGM at https://trilogymetals.com/investor-center/proxy-circular and pursuant to filings we make with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities.  As always, we encourage you to vote your shares prior to the AGM.

About Trilogy Metals

Trilogy Metals Inc. is a metals exploration and development company which holds a 50 percent interest in Ambler Metals LLC ("Ambler Metals") which has a 100 percent interest in the Upper Kobuk Mineral Projects ("UKMP") in northwestern Alaska. On December 19, 2020, South32 Limited, which is a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy to form Ambler Metals. The UKMP is located within the Ambler Mining District which is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic volcanogenic massive Sulphide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within land package that spans approximately 172,636 hectares. The Company has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; the date and time of the AGM; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving our assumptions with respect to the impact of the novel coronavirus (COVID-19) and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2019 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

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SOURCE Trilogy Metals Inc.

View original content: http://www.newswire.ca/en/releases/archive/March2020/30/c2681.html

%CIK: 0001543418

For further information: Company Contacts: Elaine Sanders, Vice President & Chief Financial Officer; Patrick Donnelly, Vice President Corporate Communications & Development; 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 16:37e 30-MAR-20